UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014 (January 16, 2014)
 _________________

HENNESSY CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Hennessy Capital Partners I, LLC 10 South Wacker Drive Suite 3175 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 876-1956

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 16, 2014, the registration statement (File No. 333-192982) (the “Registration Statement”) for Hennessy Capital Acquisition Corp.’s (the “Company”) initial public offering (“IPO”) was declared effective by the Securities and Exchange Commission.  In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated January 16, 2014, between the Company and Deutsche Bank Securities Inc. as representative of the underwriters;

●	An Investment Management Trust Agreement, dated January 16, 2014, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated January 16, 2014, between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated January 16, 2014, between the Company and certain initial security holders of the Company;

●	A Letter Agreement by and between the Company and certain security holders, officers and directors of the Company; and

●	An Administrative Services Agreement by and between the Company and Hennessy Capital LLC.

On January 23, 2014, the Company consummated its IPO of 11,500,000 units (“Public Units”), including the full exercise of the underwriters overallotment option of 1,500,000 units (the “Over-Allotment Units”; collectively with the Public Units, the “Units”). Each Unit consists of one share of common stock, $0.0001 par value per (“Common Stock”), and one warrant (“Warrant”), to purchase one-half of one share of Common Stock at an exercise price of $5.75 per half share ($11.50 per full share).  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $115,000,000.  As a result, the sponsor of the Company will not be obligated to forfeit any of the 375,000 shares of Common Stock held by it that had been subject to forfeiture to the extent the underwriters’ did not exercise the over-allotment option in full.

Item 3.02.  Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the sale of the Overallotment Units, the Company consummated the private placement (“Private Placement”) of 12,125,000 warrants (“Placement Warrants”) at a price of $0.50 per  Placement Warrant, generating total proceeds of $6,062,500.  The Placement Warrants which were purchased by Hennessy Capital Partners I, LLC,  are substantially similar to the Warrants underlying the Public Units, except that if held by the original holder or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination.  If the Placement Warrants are held by holders other than its initial holders, the Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Warrants included in the Units sold in the IPO.

Item 5.03.  Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2014, the Company filed its Amended and Restated Certificate of Incorporation in the State of Delaware.  The terms of the foregoing are set forth in the Registration Statement and are incorporated herein by reference.

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Item 8.01.  Other Events.

A total of $115,000,000 of the net proceeds from the IPO, the sale of the Overallotment Units and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay taxes, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 21 months from the closing of the IPO, or 24 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the Offering.

Copies of the press releases issued by the Company announcing the effectiveness of the Registration Statement and consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and Deutsche Bank Securities Inc.

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.2	Registration Rights Agreement among the Company and certain security holders

10.3	Letter Agreement by and between the Company and security holders and the officers and directors of the Company

10.4	Administrative Services Agreement by and between the Company and Hennessy Capital LLC.

99.1	Press Release Announcing Effectiveness of IPO

99.2	Press Release Announcing Closing of IPO

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2014

HENNESSY CAPITAL ACQUISITION CORP.

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer

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